Exhibit 99.1

NeuroMetrix Announces Pricing of Securities Offering

WALTHAM, Mass., February 7, 2012 (BUSINESS WIRE)--NeuroMetrix, Inc. (Nasdaq: NURO) today announced that it has priced a public offering of up to 10,500,000 Units at a price per Unit of $1.00, for aggregate gross proceeds of up to $10,500,000, pursuant to its previously filed Registration Statement on Form S-1 (Reg. No. 333-178165). Each Unit consists of one share of common stock and one warrant to purchase one half share of common stock, exercisable at a price of $1.15 per share. The warrants may be exercised at any time after six months from the date of the closing and will expire after five years. The offering is expected to close on or about February 13, 2012, subject to customary closing conditions.

NeuroMetrix intends to use the net proceeds from this offering for general corporate purposes, including continuing commercialization efforts for NC-stat DPNCheck, its point of care nerve conduction test for evaluating systemic neuropathies such as diabetic peripheral neuropathy (DPN), developing SENSUS, its pain therapy device for use in managing painful diabetic neuropathy, and other product candidates.

Dawson James Securities, Inc. acted as the exclusive placement agent for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. You may obtain these documents for free by visiting EDGAR on the SEC's website, at http://www.sec.gov/.

About NeuroMetrix

NeuroMetrix is a medical device company focused on the diagnosis and treatment of the neurological complications of diabetes. The Company currently markets products for the detection, diagnosis, and monitoring of diabetic neuropathies such as diabetic peripheral neuropathy and median neuropathy (carpal tunnel syndrome).

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations, hopes, beliefs, intentions, or strategies regarding future developments and their potential effects on the company. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. There can be no assurance that future developments will be those that the company has anticipated. The forward-looking statements contained in this press release include, but are not limited to, those that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent annual reports as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaim any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins

Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com